36 1
2	CERTIFICATE
3
4	The State of Florida
5	County of Palm Beach
6
7	I, JACQUELYN ANN JONES, Court Reporter, certify
8	that I was authorized to and did stenographically report
9	the foregoing hearing; and that the transcript is a true
10	record of my stenographic notes.
11	J farther certify that I am not a relative,
12	employee, attorney or counsel of any of the parties, nor
13	am I a relative or employee of any of the parties'
14	attorney or counsel connected with the action, nor am I
15	financially interested in the action.
16
17	In witness whereof I have hereunto set my hand
18	and seal this  5th  day of  June, 2005.
19
20


21
         MY COMMISSION 100382130
         EXPIRES: February 18,2009
         JACQUELYN  ANN   JONES
         Bonded "Thru Notay Public Undwwrtten
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23	 Expires Feb 18, 2005
24
25


1
2
3
4


                   UNITED STATES BANKRUPTCY COURT
                    SOUTHERN DISTRICT OF FLORIDA
                      Judge Steven H. Friedman



In Re :Case No. 04-35435-BKC-SHF
ECOM ECOM.COM, INC.,
Debtor

                  STATUS CONFERENCE RE: INVOLUNTARY CASE


                              May 16, 2005


The above entitled cause came on for hearing before the

HONORABLE STEVEN H. FRIEDMAN,

one of the Judges in the UNITED STATES BANKRUPTCY COURT, in and for the SOUTHERN DISTRICT
OF FLORIDA, at 1675 Palm Beach Lakes Boulevard, West Palm Beach,
Palm Beach County, Florida,

on May 16, 2005, commencing on or about 1:00 p.m.,

and the following proceedings were had:
Reported
by: Jacquelyn Ann Jones, Court Reporter

OUELLETTE & MAULDIN COURT REPORTERS

(305) 358-8875







1	APPEARANCES:
2
3	GAMBERG & ABRAMS
        By: JAY GAMBERG, ESQUIRE
4	On behalf of the Shareholder Company
5
6	TAPLIN & ASSOCIATES
        By: RONALD S. KANIUK, ESQUIRE
7	On behalf of the petitioning creditor/
        American Capital Holdings
8
9
10
11
12
13	                   INDEX
14	                                        Page
15	WITNESS:  BARNEY RICHMOND
16	DIRECT EXAMINATION BY MR. KANIUK	9
17	CROSS EXAMINATION BY MR, GAMBERG	19
18
19
20	                  EXHIBITS
21
22      ACH Exhibit No. 1 marked	        14
23
24
25


1	THE COURT:  ECom eCom.com, Inc.  This is a
2	status conference regarding the involuntary case.  Now,
3	Mr. Kaniuk, you're representing the petitioning creditor.

4	MR. KANIUK: Yes.
5	THE COURT:  And now, Mr. Gamberg, you are
6	here --
7	MR. GAMBERG:  Ifm representing the shareholder
8	family, not the company.
9	THE COURT:  Okay, shareholder family.  Can I
10	get names on that?
11	MR. PANAIA: P-a-n-a-i-a.
12	MR. GAMBERG:  As Your Honor will hear, his

13	father was the chief operating officer of the company.
14	He passed away.  The family is one of the major
15	shareholders of the company.

16	THE COURT:  I'm sorry to learn that.
17	MR, PANAIA: Thank you, Your Honor.
18	THE COURT:  This case was filed initially

19	November of 2004, and the involuntary Chapter 11 petition
20	was filed on that date.  The matter remains a Chapter 11
21	case.
22	MR. KANIUK:  And we are pleased to report today
23	that we've had conversations, all the parties in interest
24	and Barney Richmond, who is the principal of American
25	Capital Holdings and one of the creditors, and Mr.


26	Panaia, and therefs a general consent to the entry of an
27	order for relief in the bankruptcy case,
3	By way of background, these cases, ECom
4	eCom.com, Ifm going to let Mr. Richmond expand on the
5	history, but they had issued press releases for the
6	spin-off of ten companies.  Those shares are out there
7	and traded but had never been issued.  Ifm going to let
8	Mr. Richmond expand on that by"way of background, and
9	then I'll tell you where we are.

10	THE COURT:  And Mr. Richmond?
11	MR. RICHMOND:  Yes.
12	THE COURT:  And your first name, sir, is?
13	MR. RICHMOND:  Barney.
14	THE COURT:  And are you counsel or you're just
15	involved with the company?
16	MR. RICHMOND:  We're involved as a petitioning
17	creditor,
18	THE COURT:  Then youfre an officer of American
19	Capital Holdings?
20	MR. RICHMOND:  Yes, sir.
21	THE COURT:  What is your position with American
22	Capital Holdings?
23	MR. RICHMOND:  Chairman.  CEO.
24	THE COURT:  But Mr. Richmond, you're not an
25	attorney, just so I'm clear?


1	MR. RICHMOND:  No, sir,
2	THE COURT:  Then how can Mr. Richmond speak on
3	behalf of American Capital Holdings?
4	MR, KANIUK: Ifm representing them, I was just
5	going to -- to the extent that I may be incorrect or may
6	make a misstatement, I'll let him correct me, but what
7	happened was - Ifm representing American Capital, I'm
8	representing the petitioning creditors.
9	THE COURT:  I understand that.
10	MR. KANIUK:  Including American Capital.  If
11	you have a problem with him making any statements'on the
12	record, I'll make them for him.
13	THE COURT:  Unless you're going to call him as
14	a witness.
15	MR. KANIUK: I don't think we're going to need a
16	witness today, so I'll take care of everything.  I
17	apologi ze
18	THE COURT:  This is a status conference on an
19	involuntary Chapter 11 that was filed on November 29th,
20	2004, and this case has gone absolutely nowhere.  If you
21	would like to know my input on it, that's the way I look
22	at it.
23	MR. KANIUK: I understand, Your Honor.  The
24	untimely death of the chairman, David Panaia, was part of
25	the reason for the delay in getting us to this point.


26	I think now we're at a point where we believe we're going
27	to be able to propose a plan within the next 45 to 60
28	days.
4	THE COURT:  Propose a plan?  You don't even
5	have an adjudicated debtor,
6	MR. Kaniuk:  Well, everybody is assuming --
7	THE COURT:  You have an involuntary case in a

8	Chapter 11 that's just sitting.  And I was ready to sua
9	sponte dismiss this case today, and I stand ready to
10	dismiss this case.
11	MR. Kaniuk; I understand that.
12	THE COURT:  So you're going to have to convince
13	me why I shouldn't.
14	MR. KANIUK:  ECom eCom.com had issued, and I
15	have copies of them, but they had announced and filed
16	form 10 SB 12 registration statements for the spin-off of
17	ten companies.  Those stocks were never issued, but those
18	shareholders have traded those stocks.  What our hope
19	was, was to be able to recapture those shares and then
20	in the context of a bankruptcy case fund those companies,
21	American Capital Holdings is willing to fund those
22	companies for acquisitions of - those companies have no
23	assets, they just traded stocks.
24	THE COURT:  Let me be sure I understand what
25	you just said.  ECom eCom.com, Inc., was prepared to do


1	what with this ten companies?
2	MR. KANIUK: They had announced a spin-off of
3	shares of ten companies.  Those companies do not have any
4	assets, but those shares had been traded and are trading.
5	What the hope was --
6	THE COURT:  Is ECom eCom.com, Inc. a publicly
7	registered company?
8	MR. KANIUK: Yes.  And 10Q's and all the
9	appropriate SEC documents have been filed.
10	THE COURT:  And that would thus permit these
11	other ten companies to have their shares publicly traded?
12	MR. KANIUK: Yes.
13	THE COURT:  Really?
14	MR. KANIUK: That's my understanding.  And
15	then -- and that they have been traded.
16	THE COURT:  Well, I'll accept your
17	representation that they have been traded.  That doesn't
18	mean that they're not in violation of Regulation
19	Securities and Exchange Commission, or the securities
20	laws.  And that's what I'm concerned about.
21	-   MR. KANIUK:  I don't believe that they are.
22	THE COURT:  Are you a securities law expert?
23	MR. KANIUK:  No, Your Honor.  I've consulted

24	with securities lawyers, but I am not, and I do not
25	profess to be a securities lawyer or securities expert.


1	THE COURT:  So you don't know for a fact
2	whether the trading of these shares is proper or isn't
3	proper.
4	MR. KANIUK: No, 1 don't.  I know what my
5	understanding is, but I can't -- I'm not going to profess
6	to be an expert.  But those companies have no assets.
7	THE COURT;  That makes it even more worrisome
8	to me.
9	MR, KANIUK: It is worrisome.  What we wanted to
10	was to be able to recapture those shares based on SEC
11	regulations, and fund those companies to make real
12	acquisitions to provide to the underlying shareholder
13	creditors, and exempt those shares under 1145 of the
14	Bankruptcy Code and avoid the expenses that would be in
15	connection with those, if we were going to proceed under
16	normal SEC regulations,
17	THE COURT:  And Mr. Kaniuk, am I pronouncing
18	that correctly?
19	MR. KANIUK: Yes.
20	THE COURT:  How does one recapture those
21	shares?
22	MR. KANIUK: It's my understanding that, and if
23	necessary I'll call Mr. Richmond as a witness, but it's
24	my understanding that those shares, because they've been
25	spun-off within a year, may be recaptured.


1	THE COURT;  Do you have to pay for them, or you
2	just decide to take them back, or do you know?
3	MR. Kaniuk: I don't know the answer.  My
4	preference would be at this time to call Mr. Richmond as
5	a witness to allow the Court or myself to ask any
6	questions of him as necessary.
7	THE COURT:  Mr. Gamberg, do you have any
8	objection to having -
9	MR, GAMBERG: No objections.
10	THE COURT:  Mr. Richmond, if you'll please
11	rise, come on over to the chair over here, please.
12	Remain standing while my court reporter administers an
13	oath.
14	THEREUPON,
15	BARNEY RICHMOND,
16	being by the undersigned notary first duly sworn to
17	testify the whole truth, as hereinafter certified,
18	testified as follows:

19	THE WITNESS: Yes, I do.
20	THE COURT:  Please be seated.  Proceed,
21	 	DIRECT EXAMINATION
22	BY MR. KANIUK:
23	Q.   Please state your name for the record.
24	A.   Barney A. Richmond,
25	Q.   And your capacity -- are you an officer with


10
1	American Capital Holdings?
2	A.   I'm chairman of American Capital Holdings,
3	Q.   Could you describe for the Court what American
4	Capital Holdings is?
5	A.   American Capital Holdings is an insurance and
6	financial services company.
7	Q.   Could you describe for the Court the
8	relationship between American Capital Holdings and ECom
9	eCom.com, Inc.
10	A.   Yes.  American Capital Holdings was derived
11	from the spin-off out of ECom eCom, a company called USA
12	Sports, which was a wholly owned subsidiary of eCom.
13	Q.   And presently is American Capital Holdings a
14	creditor of ECom eCom.com?
15	A.   Yes, it is.
16	Q.   And could you explain what circumstances, other

17	than moneys owed, led American Capital Holdings to be
18	concerned about Ecom eCom.com?
19	A.   What first occurred is that the accounting firm
20	was deemed, regarding the spin off, was deemed to be not
21	independent because they were owed money by Ecom eCom,
22	and when an auditor is a creditor they're deemed not to
23	be independent.  And so we ended up paying the accounting
24	bills, past due accounting bills, as well as other
25	expenses that in order to honor what had already been put


11
1	out in the form of press releases by the former CEO of
2	ECom.  And so we had to get audits off.  We're a public
3	company as well.
4	Q.   In the context of spin-offs, ECom eCom, it's my
5	understanding, that ECom eCom.com had announced spin-offs
6	in addition to the prior spin-off of American Capital?
7	A.   Right,  There's several press releases that are
8	in these books that you have there, were put out to the
9	public, I think a couple of A-Ks, which is Information

10	statements that were filed with the SEC.  They said the
11	companies had been - the spin-offs had been completed.
12	And subsequently that - for the spin-offs to actually be
13	completed the shares have to be, we discovered later,
14	have to be actually mailed to the shareholders.  The date
15	of record is one day after they're actually put in the
16	mail.
17	MR* KANIUK; Your Honor, these are copies, these
18	are marked for the record, if you would allow the witness
19	to look at, they're copies of several press releases.
20	Additionally the creditors were around 7 or
21	$800,000, I think in accounts payable and bills that we
22	discovered were past due as well, over and above us.

23	THE COURT:  How much in bills?
24	THE WITNESS:  7 or $800,000.
25	THE COURT:  Owed by ECom eCom?


12
1	THE WITNESS:  Yes.  To various vendors that are
2	in the schedules.
3	BY MR. KANIUK:
4	Q.   Could you explain the potential recapture of
5	the shares of the spin-offs?
6	A.   Sure.  I would like to make one statement here.
7	One of the things, and I understand, Your Honor, the
8	concern for the delay, but Mr. Panaia became ill towards
9	last November.  He was in the hospital, in and out three

10	or four times, and we granted, every time an extension
11	was asked by us we went along with it, because we didn't,
12	number one, didn't want to be here in the first place,
13	but secondly, we didn't feel it was fair, him being
14	in the hospital he couldn't respond.

15	THE COURT:  Who is Mr. Panaia?
16	THE WITNESS:  Dave Panaia, the person that

17	passed away.  He was the CEO.  He went in about, I think
18	December.  When was the first time -

19	THE COURT:  You're testifying, sir.
20	THE WITNESS:  I'm sorry, I didn't mean to --
21	THE COURT:  If you don't know the answer to a
22	question, then just simply say you don't know.
23	THE WITNESS:  Approximately around December he
24	went in the hospital, and it was two or three times
25	thereafter.  And so we did - we were asked to grant


13
1	extensions and we did.
2	THE COURT:  Yes, I did.  Even though the --
3	BY MR. Kaniuk:
4	Q,   Could you explain the recapture of the -- the
5	proposed recapture of the shares and the reassurance --
6	A.   Number one -
7	THE COURT:  Excuse me, but what qualifications
8	does this man have to discuss recapture?  All I know is
9	that he's the chairman of the board of some entity by the
10	name of American Capital Holdings.
11	MR. KANIUK:  Withdrawn.  I'll do background.
12	THE COURT:  I don't know what American Capital

13	Holdings is, I donft know anything about that.  So with
14	due respect, I don't know what ability he has to testify
15	to that.  By the way, sir, do you want these documents
16	marked?

17	MR. KANIUK: If I could, marked as Exhibit A.
18	THE COURT:  Mr, Gamberg, do you have any
19	objection?
20	MR. GAMBERG:  No objection.
21	THE COURT:  Do you have other exhibits that
22	you're going to have marked?
23	MR, KANIUK: No.  That's all.  And I just got
24	them today.  I apologize for not getting them to Your
25	Honor in advance.


14
1	THE COURT:  I allowed you to appear pro hac
2	vice in this case, sir?
3	MR. KANIUK: Yes.  I was subsequently admitted
4	to the Southern District by examination and submitted an
5	affidavit to that effect.
6	THE COURT:  So then you're familiar with our
7	local rules?
8	MR. Kaniuk: Yes, I am.
9	THE COURT:  Particularly the rules regarding
10	premarking of exhibits?
11	MR. Kaniuk: Yes.  The exhibits were only
12	provided to me via fax an hour before the hearing, and I
13	apologize for not being able to get anything together
14	earlier.
15	THE COURT:  One moment.  Madame Court Reporter,
16	would you please mark that document as ACH Exhibit 1,
17	please.
18	(ACH Exhibit 1 marked.)
19	THE COURT:  And I'll have an exhibit register
20	made, since you haven't done that.
21	   MR. Kaniuk: I'll have one made afterwards.  I
22	apologize again to the Court.
23	THE COURT:  I'll have it taken care of, sir.
24	Do you have any other questions?
25	MR. KANIUK: Yes.  If you'll allow.


15
1	BY MR. Kaniuk;

2	Q.   Mr. Richmond, could you set forth to the Court
3	your education and business experience?

4	A,   Ifve got a high school education.  If?e been in
5	business since, and for myself, since 1970.  Ifve worked
6	on, over the years, many type of financings,
7	restructurings such as this one here.  Currently we have,
8	American Capital has insurance operations, we're licensed
9	in 49 states right now.  We have two other insurance

10	acquisitions that are under way.  And pretty much my
11	experience has been through just hard work and
12	financing.

13	Q.   What experience in the area of stock and SEC
14	involvement?

15	A.   We've carried numerous companies over the
16	years, via some reverse mergers, via some underwriting
17	from the different underwriters that we assisted over the
18	years, and we've done numerous of those.

19	Q.   What experience in terms of recapture of spun
20	off stocks?

21	A.   What it amounts to is that American Capital
22	merged with USA Sports Net, which is basically some of
23	the same shareholders of ECom for American Capital
24	shareholders.  Those were handled accordingly and they
25	were issued and held in escrow.  Because of health
16
1	reasons and other various reasons the balance of these
2	spin-offs did not get actually issued from the transfer
3	agent.  The reason was primarily, I think financial
4	constraints by the company.  Notwithstanding that, many
5	people purchased shares based on information that was
6	filed in a public domain through either press releases or
7	AKl's, and once they were announced then a lot of
8	additional trading began,
9
        Q.   I'm showing you a document marked ACH No. 1.
10	Are you familiar with these?

11	A.   Uh-huh.

12	Q.   Could you set forth to the Court what they
13	are?

14	A.   Basically they're just press releases that came
15	from, it says ECom spin-offs filed to registration
16	statement to the SEC, which was one of those which -- two
17	of them that were companies that we - that were spun-off
18	out of ECom that we controlled and we filed the form
19	lOSBs with the SEC.  It goes on in these releases to say
20	that the balance of them, you know, the spin-offs had
21	been completed.

22	Q.   But itfs your understanding those spin-offs
23	were not complete?

24	A,   No-
25	Q.   What is the consequence of those spin-offs
17
1	having been announced but not completed?

2	A.   It's my opinion, I'm not an attorney, but my
3	opinion is that there could be some contingent
4	liabilities that based on those spin offs, I mean the
5	purchase shares based on whether they were going to get a
6	dividend with these shares maybe that they might have a
7	contingent liability.
8	What we were trying to do, is in order, because
9	all the things we had done to, Mr. Panaia quit talking to
10	us, so what we were trying to do is complete what had
11	been said and what had been put out in public domain.
12	And we didn't have really standing to do that at that
13	particular point.  We owned, as American Capital, a
14	million and a half shares of ECom stock, friends that we
15	know, family, different people had bought in, and what we
16	were trying to do is get it completed.
17	We did take care of all the SEC auditing
18	requirements.  We advanced those.  We did many, many
19	things administratively trying to get it done, and then
20	when it came time for American Capital to get their audit
21	we couldn't get confirmation done under the management of
22	ECom to confirm our statements of money we advanced,
23	certain other things that were done, and so we were
24	forced at the end to, you know, file an involuntary
25	because there was nowhere to go.  I mean, ECom had shut
18
1	their phones off.  People were calling our offices
2	because they were the only phones that were ringing and
3	people would answer, and we became totally inundated with
4	that.
5	We discovered that none of the tax returns were
6	done.  Those two books are nothing but tax returns that
7	we had SEC auditors do.  Our name kind of got attached to
8	it, and I didn't want our name to be -- that, you know,
9	we didn't do all of these things, and so we got all the

10	lOQs ready, which is about at least 18 to 20, we had to
11	get some lOKs ready, we had to get - eCom was four years
12	of tax returns hadn't been filed.  We went in and paid
13	for those to get done just to bring in compliance what
14	they had said they were going to do.  And we were getting
15	a tremendous amount of pressure, not a tremendous, a lot
16	of pressure every day from different people contacting us
17	to do something, do something about it,
18	The equity value of this company at one time,
19	ECom, was $250,000,000.  And we have been contacted by
20	shareholders that, you know, bought shares as high as 21,
21	all the way down to 4 and $5, $3, that are actually
22	economically devastating, and nothing was happening, and
23	you know, Mr. Panaia helped certain - he wasn't able, as
24	we discovered later, to maybe do this and do what was
25	said.  So we kind of inherited a lot of this by reverse


19
1	osmosis trying to do the right thing and do what was said
2	and properly get it into a form that we could basically
3	reorganize under the court supervision, submit a plan
4	that makes sense, not only for creditors, which we are,
5	but as well as other creditors that are employees that
6	mortgaged their house, to pay credit card bills they paid
7	for on behalf of the company that are just really upside
8	down on the whole thing.
9	So you know, we know how we think we can
10	present a plan that is win win for everybody that works
11	out to, including with the SEC is not a problem, it works
12	out with what we deal with them daily, but all this lost
13	value has a shot at being recaptured.  We're in the
14	middle of a lot of deals and deal flow, people come to
15	us, and we have that pretty substantial companies that
16	have talked to us about being acquired and merging to
17	recapture this value thatfs been lost.
18	MR. GAMBERG:  I have a few questions.
19	CROSS EXAMINATION
20	BY MR. GAMBERG:

21	Q".   Are you somewhat familiar with the financial
22	affairs of ECom?

23	A.   I've seen the audits, yes.  Mr. Turner is more
24	than I am because hefs the CPA, but I'm familiar with
25	them, yes, sir


20
1	Q.   And at one time you were an officer of the
2	company?

3	A.   Yes, sir.  He asked me to become an officer of
4	the company, and we did in order to help, and after that
5	the relationship, because of health and various reasons,
6	just deteriorated, and I resigned way back in November,
7	something like that, October.

8	Q.   You've examined the financial affairs of the
9	company as best you could as they exist today?

10	A.   Yes, sir.

11	Q.   And the company has liabilities that you're
12	aware of?

13	A.   Yes, sir.

14	Q.   And the company has assets of any kind that
15	you're aware of?

16	A.   Well, they've got some assets, but those assets
17	are pretty much, because of the passing away has
18	discontinued operations, and I don't know what value you
19	would place on that in liquidation.  It couldn't be much.

20	Q.   But you believe there are assets that could be
21	developed through the course of a Chapter 11
22	proceeding?

23	A.   Yes, sir, I think we can recapture a lot of
24	value.

25	Q.   And today if the company were liquidated would
21
1	there be any kind of distribution to creditors?

2	A.   Nor to any equity security as well.  I don't
3	think you'd get - very little,

4	Q.   And if the company has a chance to reorganize
5	and your plan were successful if approved by the Court do
6	you believe there would be available money to pay
7	creditors?

8	A.   I believe we could pay a hundred percent pay
9	out to the creditors, and more importantly, restore some
10	of the equity security holders value.  Because a lot of
11	people have got their retirement in this company, at
12	least I've been told, and you know, it's pretty
13	compelling when they get you on the phone.

14	Q.   And you've done a lot of the work internally in
15	preparation to getting the plan of reorganization filed
16	with the court?

17	A.   There's books with every current tax return,
18	every 10Q, the current 10K or year ends, 531, which is
19	just around the corner --

20	Q.   Are are you referring to these two volumes
21	which I had Federal Expressed to me on Friday
22	afternoon?

23	A.   Yes.  And there is just a tremendous amount of
24	legal and accounting been put in to bring in compliance
25	what we had to do, and we did this just because you know,
22
1	with the SEC you have got to do your filings, you have to
2	file your tax returns, you have to do these type of
3	things.  And so our office, we do that up there, and
4	that's what we did, and we went out and got the audits
5	done by SEC independent auditors and tried our best to
6	clean it up in preparation of trying to do something
7	here.

8	Q.   Just two more questions.  Could you have been
9	in a position to file a plan before this work had been
10	accomplished?

11	A,   No, not really, because in your disclosure
12	statement, you know, with the SEC and with the Court, you
13	know, it's got to be very accurate and precise
14	information and with audits, and we now have that.

15	Q.   Do you have the source of funding to make a
16	plan feasible?

17	A.   Yes.  As far as the parent company, it's got
18	about a 6 and a half million dollar tax law secured for
19	it, itfs been certified by the accountants.  We've got a
20	company that we're talking to, First Commercial
21	Insurance, good friends of ours, and they did 140 million
22	last year and very profitable, based on a market capital
23	comparable, which is Sea Bright (phonetic), it would be
24	120 to 150 million market cap based on that comparable,
25	you know, for the shareholders that could be recaptured.
23
1	And we're --

2	Q.   My question was, do you personally - does your
3	company have the sources and the actual funding?
4	necessary

5	A.   Yes, sir.

6	THE COURT:  Mr. Richmond, please wait until Mr.
7	Gamberg asks his question before you answer the
8	question.

9	   THE WITNESS:  Sorry.

10	BY MR. GAMBERG:

11	Q.   Is there cash available for funding to fund
12	both the cost of the reorganization and any capital
13	contribution that needs to be made to remove the debtor
14	from Chapter 11?

15	A.   Yes-

16	Q.   Do you have those funds available today?

17	A.   Yes, sir.

18	Q.   Approximately how much?

19	A.   For just the ECom and this work here, a half a
20	million, just in administrative expenses,

21	-MR. GAMBERG:  Thank you.

22	THE COURT:  One moment.

23	Mr. Richmond, I believe that I heard you to say

24	that it is your understanding that the debtor, that's
25	ECom ECom.com, Inc., has no tangible assets.


24
1	THE WITNESS:  In my personal opinion there
2	is - I mean, itfs a small amount.  They have some paint
3	ball -

4	THE COURT:  Have some what?
5	THE WITNESS:  Paint ball, like where these

6	paint balls, they shoot guns that they -- and it's very
7	limited sales that they have going on there, and I don't
8	know what that would be worth.
9	THE COURT:  They have an inventory of paint
10	balls; is that what you're saying?
11	THE WITNESS:  A small amount of inventory,
12	 yeah, the paint ball gun equipment.
13	THE COURT:  Where is that located?
14	THE WITNESS:  In a warehouse that they have.
15	The Panaia family knows the exact location.  I don't,
16	THE COURT:  Is that in South Florida?
17	THE WITNESS:  Yes, sir, in Palm Beach County
18	here, yes, sir,
19	THE COURT:  What else does ECom eCom.com, Inc.
20	own besides a small inventory of paint ball gun
21	equipment, and that is tangible assets?
22	THE WITNESS:  Just some computers I think, and
23	desks and miscellaneous.
24	THE COURT:  Is that located in the same spot as
25	the paint ball gun equipment?


25
1	THE WITNESS;  I think so, sir, I think so.
2	THE COURT:  Have you seen any of these assets?
3	THE WITNESS:  I haven1t seen, since they moved

4	from Riviera Beach where they were there, I haven't seen
5	the new location, no, sir, but I've seen it when it was
6	there.
7	THE COURT:  So this company has a small
8	inventory of paint ball gun equipment, computers, desks,
9	and then I think you said miscellaneous?

10	THE WITNESS;  Yes, sir.
11	THE COURT:  Whatever that means.
12	THE WITNESS:  I think some phones and maybe a
13	little office equipment.
14	THE COURT:  Did ECom eCom.com, Inc. ever
15	operate?
16	THE WITNESS:  Yes, sir.  Years ago it operated
17	and did several - but it was a .com company and I think
18	it got caught in the same, as many, many others, and just
19	kind of started hemorrhaging and failed to get additional
20	financing and money to develop the business plan.  That's
21	what it appears.  I wasn't around then.
22	THE COURT:  So then you stated at one time that
23	the equity value of the debtor was 250,000 million
24	dollars?
25	THE WITNESS:  According to the charts and


26
1	trading back in '99 and 2000 that was going, yes, sir.
2	THE COURT:  And that 250 million dollars, that
3	was cash or some form of -
4	THE WITNESS;  That was market value of the
5	outstanding shares that were multiplied times the stock
6	prices that were traded.
7	THE COURT:  That wasn't based upon any assets
8	that ECom eCom.com, Inc. owned?
9	THE WITNESS:  Well, not to my knowledge.  It
10	was based on -- well, I mean, the underlying financial
11	statements they had on file with the SEC and the market
12	value of their potential business model and
13	opportunities, so I don't know how the people come to
14	that value other than, you know, buying the shares based
15	on whatever their -- financial advice or whatever they
16	believe at that point in time.  And the market cap today
17	is about 3 million with everything outstanding.  And
18	there's really not any trading occurring too much today
19	because people realize that he passed away and that
20	there's really not anything going on
21	   THE COURT:  When you say market cap today is
22	only 30 million --
23	THE WITNESS:  3.
24	THE COURT:  3 million?
25	THE WITNESS;  Yes, sir.  It's 7 cent times


27
1	about 40 million shares outstanding.  It's the last that
2	I have looked at.
3	THE COURT:  But that just represents
4	theoretically what someone is willing to pay for some
5	paper?
6	THE WITNESS:  That's about what - you're
7	right, yes, sir, it is.  Because you know, we're trying
8	to put fundamentals back in the business to put real
9	value underlying it.  I mean, is the stock worth 7 cents

10	today?  No.  I won't buy it.  People buy it maybe
11	averaging down at $2, but that's what a lot of that is.
12	THE COURT:  So then how would you be able to
13	inject value in this company?
14	THE WITNESS:  Well, to go get a shareholder
15	base of 6, 7,000 in shareholders, which that shareholder
16	base will qualify you for the New York Stock Exchange, it
17	takes 5,000 shareholders, and what you do is you've got
18	to find a company that it can acquire, set it up, get
19	financing behind it that can come out and that wants to
20	grow through the access to the public capital markets.
21	*   THE COURT:  So what you would really need to
22	find, it seems to me, is you need to find somebody who
23	can use a 6.5 million dollar tax loss carry forward --

24	THE WITNESS:  Yes, sir.
25	THE COURT:  -- and is willing to invest a


28
1	substantial amount of money in a shell to use for their
2	own purposes?
3	THE WITNESS:  Yes, sir, that's it pretty much.
4	And we have those people.  We're willing to invest in,
5	you know, future securities, a substantial amount of
6	money in a plan that we can be involved in, and were not
7	say control, but we know the management and we know the
8	people in that.
9	In addition to that, the spun-off companies,
10	therefs a very good chance that we can recapture all the
11	shareholder value if we go to work on it and do it
12	prudently and do it right and do the things to keep in
13	compliance.  American Capital has got, you know, between
14	equity and debt and the various people in there that
15	we've been asking, we've got, you know, 6, 700,000 in
16	this game now, and you know, we're willing to go more to
17	make a finish line to work through it.

18	Mr. Kaniuk, do you have any other questions?
19	MR. KANIUK:  I have no other questions
20	THE COURT:  Mr. Gamberg?
21	'   MR. GAMBERG:  No, sir.
22	THE COURT:  Thank you.  You can remain right
23	there.  Are there going to be any other witnesses?
24	MR. GAMBERG:  No.
25	MR. KANIUK:  No.


29
1	THE COURT:  So then Mr. Kaniuk, what would you
2	propose that the Court do today?
3	MR, KANIUK:  I would ask the Court to enter an
4	order for the bankruptcy and allow us to proceed.  If the
5	Court wants me to get co-counsel, 1 could either ask Mr.
6	Gamberg to work with me, or I'll talk with the attorneys
7	with Kluger Peretz with whom my firm has a relationship.
8	But it would be our plan to, within the next 60 days, to
9	propose a plan of reorganization.
10	THE COURT:  How could Mr. Gamberg work with you
11	if Mr. Gamberg represents American Capital Holdings?
12	MR. KANIUK:  No.  I represent American Capital
13	Holdings.
14	THE COURT:  I beg your pardon.
15	MR. KANIUK:  Mr, Gamberg represents other
16	shareholder investors in the company.
17	My goal would be to look to minimize costs, so
18	I was suggesting multiple alternatives to the Court.  But
19	the real goal is to be able to preserve some value for
20	the shareholders who have traded these shares that have
21	no value, and we believe that we can do that in the
22	context of this Chapter 11, propose a plan, be able to
23	invest real money, make acquisitions and exit the Chapter
24	11 within 60 to 90 days.
25	THE COURT:  And you, Mr. Kaniuk, say that you


30
1	are going to do all of this representing American Capital
2	Holdings, is that my understanding?  Do you represent
3	American Capital Holdings?

4	MR. KANIUK:  Yes.
5	THE COURT;  I have that right.  And you1re

6	going to orchestrate all of this representing American
7	Capital Holdings, that's your plan?
8	MR. Kaniuk;  Because American Capital Holdings
9	would be the one that is willing to fund this plan.
10	THE COURT:  Mr. Gamberg, do you care to say
11	anything?
12	MR. GAMBERG;  Judge, I think we have a not good
13	situation here.  The Court realizes that.  I think that a
14	lot of --
15	THE COURT:  I think Mr. Kaniuk, in stating to
16	the Court that he's going to do all of this and
17	orchestrate all of this, has a skewered concept of what a
18	bankruptcy is, and I donft see how he can represent
19	American Capital Holdings, who is a creditor of ECom
20	eCom.com, Inc. and also in effect, represent the debtor.
21	_   MR. GAMBERG:  They would have to be the plan
22	proponent, if that's the route that they want to take.
23	The debtor itself, Judge, since the death of its
24	principal, needs to have a little bit of internal
25	corporate reorganization and voting of officers and


31
1	directors, but therefs no reason why the creditor
2	couldnft be the proponent of a plan and have a plan
3	filed.  They've done a lot of the work to try to get that
4	done.  Absent that, this company, if the case were
5	dismissed or converted to a Chapter 7, there would be
6	nothing for anybody.
7	THE COURT.-  But now there is something for
8	somebody?  A company that owns paint ball guns.
9	MR. GAMBERG:  No.  I said there would be
10	nothing for anybody if the case were converted or
11	dismissed.  That's clear.
12	What I further said is that if they can propose
13	this plan, which we discussed preliminarily this morning,
14	there is an ability to reorganize the company and see
15	some value both for the creditors and the shareholders.
16	THE COURT:  And that would be by -- through the
17	efforts of American Capital Holdings?
18	MR. GAMBERG:  Yes, sir.
19	THE COURT:  Them raising funds.
20	MR. GAMBERG:  Them raising funds, them filing a
21	plan with a disclosure statement,
22	THE COURT:  And they would raise those funds by
23	selling stock?
24	MR. GAMBERG:  No.  I understood from the
25	testimony that we elicited earlier that those funds are


32
1	presently available in American Capital Holdings.
2	THE COURT:  So then how do you propose, or how
3	do you suspect that those funds would make their way into
4	some bank account maintained by eCom eCora.com, Inc.
5	MR. GAMBERG;  I don't know that they have to go
6	into that bank account, Judge.  What they would need to
7	do is pay for the cost of administration to get the plan
8	done and filed, they would then have to perhaps put some
9	equity into the business to have the business be able to

10	operate, whether they would take additional stock for
11	that, I would assume that would be part of the game plan,
12	But the testimony was they have 5 to $700,000 available
13	to accomplish that, and absent that, I don't see any
14	value to anyone as it exists today in this company.
15	THE COURT;  So you would have me continue this
16	matter?
17	MR, GAMBERG:  No.  Enter an order for relief,
18	require a plan to be filed in 45 to 60 days.  In the
19	interim the debtor will have to file its schedules and
20	operating statements, and we111 either have a confirmed
21	plan in 90 days, or we111 have a Chapter 7 or a
22	dismissal.  I guess, Judge, what Ifm saying is, there's
23	no harm in letting them try.
24	THE COURT:  I could see substantial harm, Mr.
25	Gamberg.  I could see representations being made as to


33
1	all the great things that ECom eCom.com, Inc. was going
2	to do, about the tremendous value that is there because
3	of all the stock that is being held by shareholders, and
4	that based on that I could see other people advancing
5	funds based on that.  And as a result I could see a
6	further loss by other people.  That's what I could see.
7	Tell me where I'm wrong.
8	MR. GAMBERG:  Perhaps we could require no
9	further press releases during this interim period.
10	MR. KANIUK:  Those press releases were
11	issued -- we wouldn't be issuing press releases or
12	soliciting money absent any court approval.  We certainly
13	wouldn't -- my understanding, and as Mr. Gamberg pointed
14	out in testimony, was that American Capital Holdings had
15	that money presently available in its company to fund the
16	plan, not that it would be going out to solicit
17	additional funds based on representations of what might
18	happen.
19	THE COURT;  One moment.  I'll take the
20	following action.  Mr. Kaniuk, since you represent
21	American Holdings, I'm going to require you to submit an
22	order.

23	MR. KANIUK:  Okay.
24	THE COURT:  I am going to adjudicate eCom
25	eCom.com, Inc. as a Chapter 11 debtor.  That's number


34
1	one.
2	Number two, within 15 days I will require the
3	debtor to retain counsel, and in the event the debtor
4	fails to retain counsel within 15 days the case will be
5	dismissed sua sponte.
6	Third, I will set a status conference for June
7	6th, 2005 at 1:30 p.m., and at that status conference the
8	Court will consider dismissal of this case should the
9	debtor fail to comply with this order.  I want that in

10	the order.  Transmit a copy of that order to Mr. Gamberg
11	before you submit the order for consideration by the
12	Court.

13	MR. Kaniuk:  Okay.
14	THE COURT:  If something is going to happen

15	with ECom eCom.com, Inc., it better happen very fast.
16	Ifm not going to allow any further scam, if a scam has
17	already been perpetrated, I won't allow any further scam
18	to be perpetrated upon any other persons,

19	Any questions about what I've ruled?
20	MR. KANIUK:  I fully understand.
21	'   THE COURT:  Mr. Gamberg?
22	MR. GAMBERG:  I understand, Your Honor.
23	THE COURT:  Very well.  Thank you,  I'd like
24	that order submitted no later than Friday.
25	MR. KANIUK:  That's fine.  I'll prepare it


35
1	today, I'll get it to Mr. Gamberg, and we will get it to
2	the Court.
3	THE COURT:  Fine.  The exhibit will be retained
4	by my courtrooin deputy.  Thank you very much.
5	(The proceedings were concluded.)
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